H&Q HEALTHCARE INVESTORS

                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------


         THIS INVESTMENT ADVISORY AGREEMENT, dated as of April 21, 1987 between H & Q HEALTHCARE INVESTORS, a Massachusetts business trust (the "Fund"), and HAMBRECHT & QUIST CAPITAL MANAGEMENT INCORPORATED, a California corporation (the "Investment Adviser"),

                              W I T N E S S E T H:


         That in consideration of the mutual covenants herein contained, it is agreed as follows:

         1.  Services To Be Rendered by Investment Adviser to Fund.
             -----------------------------------------------------

         Subject to the supervision and direction of the Board of Trustees of the Fund, the Investment Adviser will

                  a. act in strict conformity with the Fund's Declaration of Trust, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended;

                  b. manage the portfolio in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus;

                  c.  make investment decisions for the Fund;

                  d. place purchase and sale orders for portfolio transactions for the Fund;

                  e. supply the Fund with office facilities (which may be in the Investment Adviser's own offices), statistical and research data, data processing services, clerical, internal executive and administrative services, and stationery and office supplies;

                  f. supply or direct and supervise a third party administrator or custodian in the provision to the Fund of accounting and bookkeeping services, the calculation of the net asset value of shares of the Fund, internal auditing services, and other clerical services in connection therewith; and

                  g. prepare or supervise and direct a third party administrator or custodian in the preparation of reports to shareholders of the Fund, tax returns and reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities.


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In providing these services, the Investment Adviser will provide investment research and supervision of the Fund's investment and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Investment Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the fund may hold or contemplate purchasing.

         2.  Brokerage.
             ---------

         In executing transactions for the portfolio and selecting brokers or dealers (which brokers or dealers may include any affiliate of the Investment Adviser to the extent permitted by the 1940 Act) the Investment Adviser will use its best efforts to obtain the best price and execution for the Fund. In assessing the best price and execution available for any portfolio transaction, the Investment Adviser will consider all factors it deems relevant including, but not limited to, price (including any applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm involved and the firm's risk in positioning a block of securities. In selecting brokers or dealers to execute a particular transaction and in evaluating the best price and execution available, the Investment Adviser may consider the brokerage and research services (as those terms of are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Investment Adviser exercises investment discretion. It is understood that such services may be useful to the Investment Adviser in connection with its services to other clients.

         On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Investment Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

         3.  Other Agreements; Use of Name, Etc.
             ----------------------------------

         It is understood that any of the shareholders, Trustees, officers, agents and employees of the Fund may be a shareholder, director, officer, agent or employee of or be otherwise interested in the Investment Adviser and in any affiliate thereof with the Investment Adviser and that the Investment Adviser and any affiliate thereof with the Investment Adviser may have an interest in the Fund. It is also understood that the Investment Adviser and persons affiliated with the Investment Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses and that the Fund shall have no


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interest in the profits or opportunities derived from the same, that the
Investment Adviser may give advice and take action in the performance of its duties with respect to such other clients that may differ from advice given on the timing or nature of action taken with respect to the Fund. Nothing in this Agreement shall be deemed to confer upon the Investment Adviser any obligation to acquire for the account of the Fund a position in any security that the Investment Adviser or any affiliate thereof may acquire for its own account or for the account of any other client, if in the sole and absolute discretion of the Investment Adviser it is not for any reason practical or desirable to acquire a position in such security for the Fund's account.

         The Investment Adviser shall authorize and permit any of its officers, directors and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Investment Adviser under this Agreement may be furnished through the medium of any of such officers, directors or employees.

         The Fund acknowledges that the terms "Hambrecht & Quist" and "H&Q" are property rights of the Investment Adviser and its affiliates and that such entities may permit other entities to use such terms as part of their names. The Fund agrees that, if the Investment Adviser ceases to act as investment adviser to the Fund, the Fund's license to use the terms "Hambrecht & Quist" or "H&Q" as part of its name will terminate and the Fund will take all necessary actions to change its name to a name not including such terms.

         4.  Compensation.
             ------------

         The Fund will pay to the Investment Adviser as compensation for the Investment Adviser's services rendered a fee, computed monthly, equal when annualized to (1) 1.0% of the average net asset value for such month of all assets of the Fund other than venture capital and other restricted securities which do not exceed 25% of total net assets and (2) 2.5% of the average net asset value for such month of venture capital and other restricted securities of the Fund that constitute up to 25% of total net assets; provided that in no event shall such monthly fee when annualized exceed 1.375% of the average total net asset value for such month of the Fund. For purposes of this section, "average net asset value" and "average total net asset value" for any month shall be equal to the average of the net asset value of the appropriate assets at the last business day of such month and the net asset value of the appropriate assets at the last business day of the prior month. In determining average net asset value for purposes of clauses (1) and (2) above, liabilities and expenses of the Fund shall be allocated pro rata based on the ratio that the assets referred to in each clause bear to the total assets of the Fund. Such fee shall be payable for each month within five business days after the end of the such month.


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         For purposes of this Section 4, "venture capital and other restricted securities" shall be securities of issuers for which no market quotations are readily available and securities of companies for which market quotations are readily available but which are subject to legal or contractual restrictions on resale. Securities of companies for which public information is available but as to sale of which the safe harbor provided by Rule 144(k) is not available shall be considered to be subject to legal or contractual restrictions on resale.

         In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale, the compensation due the Investment Adviser for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Investment Adviser may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Investment Adviser may prescribe in such notice, the compensation due the Investment Adviser shall be reduced and if necessary the Investment Adviser shall assume expenses of the Fund, to the extent required by such expense limitation. In no event shall the provisions of this Section 4 require the Investment Adviser to reduce its fee if not so required by an applicable statute or regulatory authority.

         If the Investment Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

         5.  Expenses.
             --------

         The Investment Adviser will bear all expenses in connection with the performance of its services under this Agreement, including compensation of and office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Trustees of the Fund who are "affiliated persons" of the Investment Adviser, as that term is defined in the 1940 Act, or any of its "affiliated persons."

         The Fund shall pay (or, in the event that such expenses are paid by the Investment Adviser, shall reimburse the Investment Adviser for) all other expenses incurred in the organization and operation of the Fund including, among other things, expenses for legal and auditing services, costs of printing proxy statements, prospectuses, stock certificates and shareholder reports, charges of the custodian, any sub-custodian and transfer agent, expenses in connection with the Dividend Reinvestment and Cash Purchase plan, Securities and Exchange Commission and National Association of Securities Dealers, Inc. fees, fees and expenses of Trustees of the Trust who are not "affiliated persons" of the Investment Adviser or any of its "affiliated persons," accounting and valuation costs, administrator's fees membership fees in trade associations, fidelity bond coverage for the Fund's officers and employees, errors and omissions insurance


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coverage for Trustees and officers, interest, brokerage costs, taxes, stock exchange listing fees and expenses, expenses of qualifying the Fund's shares for sale in various states, expenses associated with personnel performing exclusively shareholder servicing functions, certain other organization expenses and litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund.

         6.  Assignment Terminates This Agreement; Amendments of This Agreement.
             ------------------------------------------------------------------

         This Agreement shall automatically terminate, without the payment of any penalty in the event of its assignment, and this Agreement shall not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Investment Adviser.

         7. Effective Period and Termination of This Agreement.
            --------------------------------------------------

         This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 6) until terminated as follows:

                  a. Either party hereto may at any time terminate this Agreement by not less than thirty days' nor more than sixty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

                  b. If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Investment Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on April 21, 1988 or the expiration of one year from the effective date of the last such continuance, whichever is later.

         Action by the Fund under (a) above may be taken either by (i) vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

         Termination of this Agreement pursuant to this Section 7 shall be without the payment of any penalty.


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         8.  Certain Definitions.
             -------------------

         For the purposes of this Agreement, the "affirmative vote of a majority of outstanding shares of the Fund" means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or
(b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         For the purposes of this Agreement, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities and Exchange Act of 1934 and the Rules and Regulations thereunder.

         9.  Nonliability of Investment Adviser.
             ----------------------------------

         The Investment Adviser shall not be held responsible for any loss incurred by any act or omission of any broker. The Investment Adviser also shall not be liable to the Fund or to any shareholder of the Fund for any error or judgment or for any loss suffered by the Fund in connection with rendering services hereunder except (a) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or (b) a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser, or reckless disregard of its obligations and duties hereunder. Subject to the foregoing, the Fund also shall indemnify the Investment Adviser, and any officer, director and employee thereof to the maximum extent permitted by
Article V of the Fund's Declaration of Trust.

         10.  Limitation of Liability of the Trustees and Shareholders.
              --------------------------------------------------------

         A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.


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         11.  Furnishing of Materials.
              -----------------------

         During the term of this Agreement, the Fund agrees to furnish the Investment Adviser at its principal executive office all prospectuses, proxy statements, report to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Investment Adviser in any way, prior to use thereof and not to use such material if the Investment Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Investment Adviser copies of any of the above-mentioned materials which refer in any way to the Investment Adviser. The Fund shall furnish or otherwise make available to the Investment Adviser such other information relating to the business affairs of the Fund as the Investment Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         12.  Governing Law.
              -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, H&Q Healthcare Investors and Hambrecht & Quist Capital Management Incorporated have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the date first hereinabove written.


                                            H&Q HEALTHCARE INVESTORS


                                            By:
                                               ---------------------------------
                                                 Title:
                                                       -------------------------


                                            HAMBRECHT & QUIST CAPITAL
                                               MANAGEMENT INCORPORATED


                                            By:
                                               ---------------------------------
                                                 Title:
                                                       -------------------------


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